Exhibit 5

                            BIOFIELD CORP.

       STOCK OPTION LETTER AGREEMENT FOR NON-EMPLOYEE DIRECTORS

TO:       JOSEPH H. GLEBERMAN

          Pursuant to the Biofield Corp. (the "Company") 1996 Stock Option Plan for Non-Employee Directors (the "Plan") this Letter Agreement represents the nonqualified option for the purchase of 10,000 shares (post 2.04 for one reverse stock split effective February 26, 1996) of the Company's common stock, $.001 par value, at a post-split exercise price of $11 per share (the "exercise price"). A copy of the Plan is attached and the provisions thereof, including, without limitation, those relating to withholding taxes, are incorporated into this Agreement by reference.

          The terms of the option are as set forth in the Plan and in this Agreement. The most important of the terms set forth in the Plan are summarized as follows:

          Term. The term of the option is ten years from date of grant, unless sooner terminated.

          Exercise. During your lifetime only you can exercise the option. The Plan also provides for exercise of the option by the personal representative of your estate or the beneficiary thereof following your death. You may use the Notice of Exercise in the form attached to this Agreement when you exercise the option.

          Payment for Shares. The option may be exercised by the delivery of cash or bank certified or cashier's checks.

          Termination. The option will terminate upon the earlier of ten years from the Date of Grant or one year from cessation of service as a Director.

          Transfer of Option. The option is not transferable except by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order.

          Vesting. The option is vested according to the following schedule:

          Period of Optionee's Continuous
          Relationship With the Company or
          Affiliate From the Date the        Portion of Total Option Which is
          Option is Granted                  Exercisable
          1 year                             33%
          2 years                            33%
          3 years                            34%

          Date of Grant. The date of grant of the option is as of January 29, 1996.

          YOUR PARTICULAR ATTENTION IS DIRECTED TO PARAGRAPH 5(d)(vi) OF THE PLAN WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF YOUR OPTION, AND IF IT NEVER REGISTERS THE SHARES, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU PRIOR TO THE EXPIRATION OF THE OPTION. CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO EXERCISE THE OPTION AND TO RECEIVE SHARES UPON SUCH EXERCISE. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR CONCERNING THE RAMIFICATIONS TO YOU OF HOLDING OR EXERCISING YOUR OPTIONS OR HOLDING OR SELLING THE SHARES UNDERLYING SUCH OPTIONS.

          You understand that, during any period in which the shares which may be acquired pursuant to your option are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (and you yourself are also so subject), in order for your transactions under the Plan to qualify for the exemption from Section 16(b) provided by Rule 16b-3, a total of six months must elapse between the grant of the option and the sale of shares underlying the option.

          Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                                      Very truly yours,

                                      Biofield Corp.



                                      By:  /s/ Michael R. Gavenchak
                                           Name:    Michael R. Gavenchak
                                           Title:   Executive Vice President
                                                    General Counsel



                     ACCEPTANCE AND ACKNOWLEDGMENT

          I, a resident of the State of ____________, accept the stock option described above granted under the Biofield Corp. 1996 Stock Option Plan for Non-Employee Directors, and acknowledge receipt of a copy of this Agreement, including a copy of the Plan. I have read and understand the Plan, including the provisions of Paragraph 5(d)(vi) thereof.

Dated: ___________________


                             /s/ Joseph H. Gleberman
--------------------------   ----------------------------------------
Taxpayer I.D. Number         Signature



          By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of such Optionee's execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

Dated: ___________________



                             -----------------------------------------
                             Spouse's Signature



                             -----------------------------------------
                             Printed Name




                          NOTICE OF EXERCISE

     The undersigned, pursuant to a nonqualified Stock Option Letter

Agreement for Non-Employee Directors (the "Agreement") between the undersigned and Biofield Corp. (the "Company"), hereby irrevocably elects to exercise purchase rights represented by the Agreement, and to purchase thereunder shares (the "Shares") of the Company's common stock, $.001 par value ("Common Stock"), covered by the Agreement and herewith makes payment in full therefor.

     1.   If the sale of the Shares and the resale thereof has not,

prior to the date hereof, been registered pursuant to a registration statement filed and declared effective under the Securities Act of

1933, as amended (the "Act"), the undersigned hereby agrees,

represents, and warrants that:

          (a) the undersigned is acquiring the Shares for his or her own account (and not for the account of others), for investment and not with a view to the distribution or resale thereof;

          (b) By virtue of his or her position, the undersigned has

access to the same kind of information which would be available in a registration statement filed under the Act;

          (c) the undersigned is a sophisticated investor;

          (d) the undersigned understands that he or she may not sell or otherwise dispose of the Shares in the absence of either (i) a registration statement filed under the Act or (ii) an exemption from the registration provisions thereof; and

          (e) The certificates representing the Shares may contain a legend to the effect of subsection (d) of this Section 1.

     2.   If the sale of the Shares and the resale thereof has been

registered pursuant to a registration statement filed and declared effective under the Act, the undersigned hereby represents and warrants that he or she has received the applicable prospectus and a copy of the most recent annual report, as well as all other material sent to stockholders generally.

     3.   The undersigned acknowledges that the number of shares of

Common Stock subject to the Agreement is hereafter reduced by the number of shares of Common Stock represented by the Shares.

                             Very truly yours,



                             ---------------------------------
                             (type name under signature line)


                             Social Security No.:
                                                  ------------

                             Address:
                                      ------------------------

                             ---------------------------------


                            BIOFIELD CORP.

FORM OF STOCK OPTION LETTER AGREEMENT FOR NON-EMPLOYEE DIRECTORS

TO:   Joseph Gleberman

            Pursuant to the Biofield Corp. (the "Company") 1996 Stock Option Plan for Non-Employee Directors (the "Plan") this Letter Agreement represents the nonqualified option for the purchase of 2,500 shares of the Company's common stock, $0.01 par value, at a post-split exercise price of $4.69 per share (the "exercise price"). A copy of the Plan is attached and the provisions thereof, including, without limitation, those relating to withholding taxes, are incorporated into this Agreement by reference.

            The terms of the option are as set forth in the Plan and in this Agreement. The most important of the terms set forth in the Plan are summarized as follows:

            Term. The term of the option is ten years from date of grant, unless sooner terminated.

            Exercise. During your lifetime only you can exercise the option. The Plan also provides for exercise of the option by the personal representative of your estate or the beneficiary thereof following your death. You may use the Notice of Exercise in the form attached to this Agreement when you exercise the option.

            Payment for Shares. The option may be exercised by the delivery of cash or bank certified or cashier's checks.

            Termination. The option will terminate upon the earlier of ten years from the Date of Grant or one year from cessation of service as a Director.

            Transfer of Option. The option is not transferable except by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order.



           Vesting.  The option is fully vested as of the date hereof.

           Date of Grant.  The date of grant of the option is June 4, 1997.


           YOUR PARTICULAR ATTENTION IS DIRECTED TO PARAGRAPH
5(D)(VI) OF THE PLAN WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF YOUR OPTION, AND IF IT NEVER REGISTERS THE SHARES, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU PRIOR TO THE EXPIRATION OF THE OPTION. CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO EXERCISE THE OPTION AND TO RECEIVE SHARES UPON SUCH EXERCISE. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR CONCERNING THE RAMIFICATIONS TO YOU OF HOLDING OR EXERCISING YOUR OPTIONS OR HOLDING OR SELLING THE SHARES UNDERLYING SUCH OPTIONS.

            You understand that, during any period in which the shares which may be acquired pursuant to your option are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (and you yourself are also so subject), in order for your transactions under the Plan to qualify for the exemption from Section 16(b) provided by Rule 16b-3, a total of six months must elapse between the grant of the option and the sale of shares underlying the option.

            Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                                          Very truly yours,

                                          BIOFIELD CORP.



                                          BY:----------------------------------
                                             MICHAEL R. GAVENCHAK
                                             EXECUTIVE VICE PRESIDENT
                                             GENERAL COUNSEL


                            BIOFIELD CORP.

           1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                       Adopted January 29, 1996

1.        Purpose

          The purpose of the Biofield Corp. 1996 Stock Option Plan for Non-Employee Directors (the "Plan") is to promote the interests of Biofield Corp. (the "Company") and its stockholders by increasing the proprietary and vested interest of non-employee directors in the growth and performance of the Company by granting such directors options to purchase shares of Common Stock, par value $.001 per share (the "Shares"), of the Company.

2.        Administration

          The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options, the number of Shares subject to any such options, the purchase price thereunder or the timing of grants of options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

          It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent applicable, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. If any Plan provision is later found not to be in compliance with such Rule, such provision shall be deemed null and void. From and after the date that the Company first registers a class of equity securities under Section 12 of the Exchange Act, no director subject to Section 16 of the Exchange Act may sell shares received upon the exercise of an option during the six month period immediately following the grant of the option.

3.        Eligibility

          The class of individuals eligible to receive grants of options under the Plan shall be directors of the Company who are not employees of the Company or its affiliates and who have not, within one year immediately preceding the determination of such director's eligibility, received any award under any other plan of the Company or its affiliates that entitles the participants therein to acquire stock, stock options or stock appreciation rights of the Company or its affiliates (other than any other plan under which participants' entitlements are governed by provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Securities Exchange Act of
1934) ("Eligible Directors"). Any holder of an option granted hereunder shall hereinafter be referred to as a "Participant."

4.        Shares Subject to the Plan

          Subject to adjustment as provided in Section 6, an aggregate of 306,000 Shares shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of options may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall terminate for any reason without having been exercised, the Shares subject to, but not delivered under, such option shall be available for other options.

5.        Grant, Terms and Conditions of Options

          (a) Effective January 29, 1996, subject to approval of the Plan by the stockholders of the Company, each Eligible Director has been granted an option hereunder to purchase 20,400 Shares. The options granted to such Eligible Directors shall be subject to vesting in three equal annual installments on the first three anniversary dates of the date of grant; provided, that only whole shares may be issued pursuant to the exercise of any option.

          (b) Upon first election or appointment to the Board, each newly elected Eligible Director will be granted an option to purchase 20,400 Shares. Any such options granted to newly elected Eligible Directors shall be subject to vesting in three equal annual installments on the first three anniversary dates of the election of such Eligible Director to the Board; provided, that only whole shares may be issued pursuant to the exercise of any option.

          (c) Immediately following each Annual Stockholders Meeting, commencing with the meeting following the close of fiscal year 1996, each Eligible Director, other than an Eligible Director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase 5,100 Shares as of the date of such meeting.

          (d) The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and shall have the following terms and conditions:

          (i) Price. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of this Plan, Fair Market Value shall be the closing sales price as reported on the NASDAQ National Market on the date in question, or, if the Shares shall not have traded on such date, the closing sales price on the first date prior thereto on which the Shares were so traded.

          (ii) Payment. Payment of the purchase price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check for the Shares being purchased.

          (iii) Exercisability and Terms of Options. Subject to any vesting requirements, options shall be exercisable in whole or in part at all times during the period beginning on the date of grant until the earlier of ten years from the date of grant and the expiration of the one year period provided in paragraph (iv) below.

          (iv) Termination of Service as Eligible Director. Upon termination of a Participant's service as a Director for any reason, all outstanding options which have become vested as of the date of termination shall be exercisable in whole or in part for a period of one year from the date upon which the Participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iii) above.

          (v) Nontransferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order.

          (vi) Listing and Registration. Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

          (vii) Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

6.        Adjustment of and Changes in Shares

          In the event of a stock split, stock dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder.

7.        No Rights of Stockholders

          Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such Shares shall have been issued.

8.        Plan Amendments

          The Plan may be amended by the Board, as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of stockholders of the Company: (i) increase the number of Shares which may be purchased pursuant to options hereunder, either individually or in the aggregate, except as permitted by Section 6, (ii) change the requirement of Section 5(d) that option grants be priced at Fair Market Value, except as permitted by Section 6, (iii) modify in any respect the class of individuals who constitute Eligible Directors or (iv) materially increase the benefits accruing to Participants hereunder. The provisions of Sections 3 and/or 5 may not be amended more often than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules under either such statute.

9.        Effective Date and Duration of Plan

          The Plan shall become effective upon adoption by the Board so long as it is approved by the holders of a majority of the Company's outstanding shares of voting capital stock at any time within 12 months before or after the adoption of the Plan by the Board. Unless sooner terminated by the Board, the Plan shall terminate ten years from the earlier of (a) the date on which the Plan is adopted by the Board or (b) the date on which the Plan is approved by the stockholders of the Company. No option may be granted after such termination or during any suspension of the Plan. The amendment or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.